FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VENTAS, INC.

VENTAS REALTY, LIMITED PARTNERSHIP

VENTAS CAPITAL CORPORATION

(Exact name of registrants as specified in their charters)

Delaware Delaware Delaware	61-1055020 61-1324573 35-2168770
(State of incorporation)	(I.R.S. Employer Identification No.)

353 N. Clark Street, Suite 3300
Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

5.45% Senior Notes due 2043	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number as to which this form relates:  333-180521

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN A REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 5.45% Senior Notes due 2043 (the “Notes”) issued by Ventas Realty, Limited Partnership and Ventas Capital Corporation (together, the “Issuers”), each a wholly owned subsidiary of Ventas, Inc. (the “Company” and, collectively with the Issuers, the “Registrants”), and guaranteed on a senior unsecured basis by the Company.  A description of the Notes is set forth in the section captioned “Description of Debt Securities” in the Company’s registration statement on Form S-3 (File No. 333-180521) filed with the United States Securities and Exchange Commission (the “Commission”) on April 2, 2012, as supplemented by the section captioned “Description of Notes” in the Company’s prospectus supplement dated February 28, 2013 and filed with the Commission on March 4, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.   Exhibits.

4.1                               Indenture dated as of September 19, 2006 by and among Ventas, Inc., Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuer(s), the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-3, File No. 333-133115).

4.2                               Form of Ninth Supplemental Indenture, to be dated as of March 7, 2013, by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, Ventas, Inc., as Guarantor, and U.S. Bank National Association, as Trustee.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2013

VENTAS, INC.

By:	/s/ Kristen M. Benson
Name:	Kristen M. Benson
Title:	Vice President, Associate General Counsel and Corporate Secretary

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2013

VENTAS REALTY, LIMITED PARTNERSHIP

By:	Ventas, Inc., its General Partner

By:	/s/ Kristen M. Benson
Name:	Kristen M. Benson
Title:	Vice President, Associate General Counsel and Corporate Secretary

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2013

VENTAS CAPITAL CORPORATION

By:	/s/ Kristen M. Benson
Name:	Kristen M. Benson
Title:	Vice President and Secretary